Exhibit 99.1

Intelligent Bio Solutions Obtains ISO Recertification

for its Intelligent Fingerprinting Drug Screening Business

International certification adds to Quality Management Systems credentials for the medical device industry and supports expansion plans into North America and Asia Pacific regions

NEW YORK, September 27, 2023 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced that its Intelligent Fingerprinting Drug Screening business has obtained recertification for the latest ISO 13485: 2016 harmonized quality management system standard for the medical device industry. The recertification is effective October 14, 2023, and will be valid for three years.

ISO 13485:2016 is the international standard for medical devices quality management system certification and is a requirement for medical device manufacturers operating across key regions, including the USA, Canada, Europe, Japan, Singapore, Malaysia and Saudi Arabia. Last year the US Food and Drug Administration published a proposed rule to harmonize its medical device quality management system, 21 CFR Part 820, to the ISO 13485 QMS standard.

“Receiving ISO 13485: 2016 certification confirms that our research and development, manufacturing facilities and operations for our drug screening products conform with the highest quality management system requirements for our target markets,” said Harry Simeonidis, President and Chief Executive Officer of Intelligent Bio Solutions. “We are currently focused on driving sales growth for our Intelligent Fingerprinting Drug Screening System across Europe and Australia. In the coming months, we plan to extend our sales efforts into other countries throughout the Asia Pacific region. Given this planned expansion, it is essential we meet the most stringent quality criteria recognized globally.”

The ISO 13485:2016 harmonized standard specifies the requirements for a quality management system where an organization must demonstrate its ability to provide medical devices and related services that consistently meet customer and applicable regulatory requirements. Based on the ISO 9001 process model, ISO 13485 includes particular elements needed for organizations involved in the lifecycle of medical devices. The Intelligent Fingerprinting business has also been recertified for the ISO 9001:2015 quality standard.

The Intelligent Fingerprinting Drug Screening System is designed to detect the presence of specific drugs and/or their metabolites from fingerprint sweat. The system features a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in less than a minute. The tamper-proof cartridges screen for multiple drug groups simultaneously, including combinations of opioids, cocaine, methamphetamines, benzodiazepines, cannabis, methadone, and buprenorphine, in an approach that offers a dignified, non-invasive, and rapid drug screening solution. The application of the technology in maintaining workplace safety has garnered positive feedback from the Company’s growing customer base of over 350 clients worldwide, successfully deterring substance abuse at work and ensuring employee well-being and compliance with health and safety policies.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (the “Company”) (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. This hygienic, and cost-effective system is designed to screen for recent use of drugs commonly found in the workplace, including opioids, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for up to 130 indications, ranging from glucose to immunological conditions and communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals (including from the United States Food and Drug Administration), among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

Media Contact:

Cheryl Billson

Comma Communications

+44 (0)7791 720460

cheryl.billson@commacomms.com